EXHIBIT 23(A)





                  CONSENT OF INDEPENDENT CHARTERED ACCOUNTANTS



THE BOARD OF DIRECTORS
INSILCO CORPORATION:




We consent to incorporation by reference in the registration statements (No.'s 33-80971 and 333-38617) on Form S-8 of INSILCO CORPORATION of our report dated November 12, 1999, relating to the balance sheets of 9011-7243 Quebec Inc. as of October 31, 1999 and 1998 and the related statements of income and retained earnings and cash flows for the years then ended, which report appears in the February 17, 2000, Form 8-K of INSILCO CORPORATION.



WASSERMAN STOTLAND BRATT GROSSBAUM


MONTREAL, QUEBEC.
FEBRUARY 17, 2000.